EXHIBIT 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-32399, No. 33-44794, No. 333-79297 and No. 333-64952) of Aztar Corporation of our report dated January 31, 2003 relating to the consolidated financial statements of Aztar Corporation, which appears in this Form 10-K. We also consent to the incorporation by reference in the aforementioned Registration Statements of our report dated January 31, 2003 relating to the financial statement schedule of Aztar Corporation, which also appears in this Form 10-K.

PRICEWATERHOUSECOOPERS LLP

Phoenix, Arizona
February 26, 2003